Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
1)Registration Statements (Form S-3 No. 333-265020 and Form S-3 No. 333-235294) of RenaissanceRe Holdings Ltd.
2)Registration Statement (Form S-3 No. 333-265020-01) of RenaissanceRe Capital Trust II.
3)Registration Statement (Form S-3 No. 333-265020-02) of RenaissanceRe Finance Inc.
4)Registration Statement (Form S-8 No. 333-211398) pertaining to the RenaissanceRe Holdings Ltd. 2016 Long-Term Incentive Plan.
5)Registration Statement (Form S-8 No. 333-265021) pertaining to the RenaissanceRe Holdings Ltd. First Amended and Restated 2016 Long-Term Incentive Plan.
of our reports dated February 4, 2022, with respect to the consolidated financial statements and financial statement schedules of RenaissanceRe Holdings Ltd., for the year ended December 31, 2021, included in this Annual Report (Form 10-K).
/s/ Ernst & Young Ltd.
Hamilton, Bermuda
February 8, 2023